Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-220925) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of our report dated March 12, 2018, with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 12, 2018